Exhibit 21.1

Name	Jurisdiction of Incorporation
3 Arts Entertainment, LLC	Delaware
Artisan Entertainment Inc.	Delaware
Artisan Home Entertainment Inc.	Delaware
Artisan Library Financing LLC	Delaware
Artisan Pictures, LLC	Delaware
Blackfin, Inc.	New York
BMP Funding II LLC	Delaware
Deluxe Pictures LLC (d/b/a The Mark Gordon Company)	California
Entertainment Capital Holdings International S.a.r.l.	Luxembourg
Entertainment One Canada Television Holdings ULC	Canada (British Columbia)
Entertainment One Holdings USA, Inc.	Delaware
Entertainment One Reality Productions LLC	California
Entertainment One Television Copyrights Ltd.	Canada (Ontario)
Entertainment One Television Productions Ltd.	Canada (Ontario)
Entertainment One Television International Ltd.	Canada (Ontario)
Entertainment One Film USA LLC	Delaware
Entertainment One Television USA LLC	California
eOne Features LLC	California
eOne Features (Development) LLC	California
Film Holdings Co.	Delaware
Foxburg Financing, LLC	California
Foxburg Financing 2, LLC	California
Foxburg Financing 3, LLC	California
Foxburg Financing 4, LLC	California
Foxburg Financing 5, LLC	California
Foxburg Financing 6, LLC	California
Foxburg Financing 7, LLC	California
Foxburg Financing 8, LLC	California
For Our Kids Entertainment, LLC	Delaware
IPF Library Holdings LLC	Delaware
LG Bdrights Holdings LLC	California
LG Crrights Holdings LLC	California
LG Rights Holdings, LLC	Delaware
LG Library Financing LLC	Delaware
LGAC 1, LLC	Delaware
LGAC 3, LLC	Delaware
LGAC International LLC	Delaware
LGTV Library Financing LLC	Delaware
Lionsgate Studios Holding Corp.	British Columbia
Lionsgate Studios Holding Inc.	Delaware

Lions Gate Entertainment Inc.	Delaware
Lions Gate Films Inc.	Delaware
Lions Gate International (UK) Limited	Delaware
Lions Gate International Media Limited	United Kingdom
Lions Gate International Motion Pictures S.a.r.l.	United Kingdom
Lions Gate International Slate Investment S.a.r.l.	Luxembourg
Lions Gate Media Canada GP Inc.	Luxembourg
Lions Gate Media Canada Limited Partnership	British Columbia
Lions Gate Television Inc.	British Columbia
Lions Gate UK Limited	Delaware
Momentum Pictures USA, Inc.	United Kingdom
Pilgrim Entertainment, LLC	Delaware
Pilgrim Media Group, LLC	California
Renegade 83, LLC	California
Renegade Entertainment, LLC	California
Sierra Affinity LLC	Delaware
Summit Distribution, LLC	Delaware
Summit Entertainment, LLC	Delaware
Summit Library Financing LLC	Delaware